Exhibit 99.1

Item 10. Directors and Executive Officers of the Registrant

Independence of the Board of Directors

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Amylin, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Ginger L. Graham, our President and Chief Executive Officer and Joseph C. Cook, Jr., our Chairman of the Board and our former Chief Executive Officer.

Information Regarding the Audit Committee

Our Board of Directors has an Audit Committee. Our Audit Committee currently consists of Karin Eastham, Joseph P. Sullivan, and Thomas R. Testman. Mr. Howard E. Greene, Jr. was a member of the Audit Committee during 2005, but is no longer serving on the committee as of February 2006. The Audit Committee met eleven times in 2005, and Mr. Testman serves as chair of the Committee. Our Board of Directors has determined that Mr. Testman qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Mr. Testman’s level of knowledge and experience based on a number of factors, including his formal education and prior work experience.

How to Nominate a Candidate for Director

Stockholders wishing to suggest candidates to the Nominating and Governance Committee of our Board of Directors for consideration as directors must submit a written notice to our Board, who will provide it to the Nominating and Governance Committee. The address for our Board is: Board of Directors, Attn: Corporate Secretary, 9360 Towne Centre Drive, San Diego, California 92121. The Nominating and Governance Committee does not distinguish between nominees suggested by stockholders and other nominees. There have been no changes to the procedures by which stockholders may recommend nominees to our Board during the fiscal year ending December 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Business Conduct and Ethics

We have adopted Guidelines for Shared Business Conduct that apply to all of our officers, directors and employees. The Guidelines for Shared Business Conduct are available on our website at www.amylin.com. If we make any substantive amendments to the Guidelines for Shared Business Conduct or grant any waiver from a provision of the Guidelines for Shared Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

Item 11. Executive Compensation

Executive Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and to each of our other four most highly compensated executive officers during the fiscal year ended December 31, 2005, who were serving as executive officers as of December 31, 2005 (the “named executive officers”).

Summary Compensation Table

							Long Term Compensation Awards
	Annual Compensation						Number of
					Other Annual		Shares	All Other
Name and Principal Position	Year	Salary		Bonus (1)	Compensation (2)		Underlying Options	Compensation (3)

Ginger L. Graham	2005	$525,000		$400,000	$80,707	(5)	240,000	$11,355
President and Chief	2004	500,000		117,067	68,290	(5)	175,000	6,884
Executive Officer	2003	195,112	(4)	—	31,488	(5)	512,000	258

Daniel M. Bradbury	2005	389,167		174,200	—		110,000	23,281	(6)
Chief Operating Officer	2004	335,000		110,550	—		100,000	6,884
	2003	335,000		131,667	—		100,000	6,428

Alain D. Baron, M.D.	2005	316,667		132,000	—		65,000	11,355
Senior Vice President,	2004	275,000		90,750	—		65,000	6,824
Research	2003	275,000		108,347	—		65,000	7,362

Orville G. Kolterman, M.D.	2005	316,667		110,000	—		65,000	11,355
Senior Vice President,	2004	275,000		90,750	—		65,000	6,824
Clinical and Regulatory	2003	275,000		108,347	—		65,000	7,362
Affairs

Joann L. Data, M.D., Ph.D.(7)	2005	316,667		99,000	37,898	(5)	65,000	30,584	(8)
Senior Vice President,	2004	275,000		74,250	41,102	(5)	65,000	6,824
Corporate Assignments	2003	275,000		95,513	40,136	(5)	65,000	7,362

(1)                                  Amounts are listed in the year in which bonus was actually paid, however, such bonus is awarded for corporate and individual performance in the previous year.

(2)                                  As permitted by rules promulgated by the SEC, no amounts are shown for any executive officer where the amounts constitute perquisites not exceeding the lesser of 10% of salary plus bonus or $50,000.

(3)                                  Unless otherwise indicated, all amounts consist of (a) matching contributions made by us in the form of our common stock under our 401(k) plan and represents the fair market value of our common stock on the calculation date multiplied by the number of shares, and (b) amounts paid as premiums for term life insurance.

(4)                                  Ms. Graham became our President and Chief Executive Officer on September 1, 2003.

(5)                                  Represents certain expenses paid by us or reimbursed to Ms. Graham or Dr. Data for certain living expenses and tax gross-ups related thereto.

(6)                                  In addition to amounts for items described in footnote (3) above, included in “all other compensation” for Mr. Bradbury is the sum of $12,884, representing compensation received in lieu of accrued vacation.

(7)                                  Dr. Data retired effective December 31, 2005.

(8)                                  In addition to amounts for items described in footnote (3) above, included in “all other compensation” for Dr. Data is the sum of $19,229, representing cash received in lieu of accrued vacation.

Stock Option Grants and Exercises

We grant options to our executive officers under our 2001 Equity Incentive Plan (the “Incentive Plan”) and formerly granted them under our 1991 Stock Option Plan. As of March 15, 2006, options to purchase a total of 1,929,075 shares of our common stock were outstanding under the 1991 Stock Option Plan. As of March 15, 2006, options to purchase a total of 12,761,211 shares of our common stock were outstanding under the Incentive Plan and an additional 4,000,051 shares of our common stock remained available for grant under the Incentive Plan. The 1991 Stock Option Plan has expired and no additional options may be granted thereunder.

The following table provides information regarding grants of options to purchase shares of our common stock to the named executive officers in the fiscal year ended December 31, 2005.

Option Grants in 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted To Employees in 2005 (2)	Exercise Price per Share	Expiration Date	5%	10%

Ginger L. Graham	240,000	4.57%	$16.54	05/26/2015	$2,375,270	$6,133,546

Daniel M. Bradbury	110,000	2.10	16.54	05/26/2015	1,088,666	2,811,208

Alain D. Baron, M.D.	65,000	1.24	16.54	05/26/2015	643,302	1,661,169

Orville G. Kolterman, M.D.	65,000	1.24	16.54	05/26/2015	643,302	1,661,169

Joann L. Data, M.D., Ph.D. (4)	65,000	1.24	16.54	05/26/2015	643,302	1,661,169

(1)                                  Such options vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years, subject to acceleration of vesting in the event of a change in control of Amylin.

(2)                                  Based on options to purchase 5,249,650 shares of our common stock granted to employees, including our named executive officers, during the year ended December 31, 2005.

(3)                                  Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually.  The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

(4)                                  Dr. Data retired effective December 31, 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2005 by each of our named executive officers.

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In- the-Money Options at Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ginger L. Graham.	30,000	$471,150	469,146	498,854	$8,578,659	$10,033,301
Daniel M. Bradbury	23,199	380,358	356,112	211,834	9,764,306	4,532,279
Alain D. Baron, M.D.	10,148	141,962	238,300	133,250	6,745,934	2,853,044
Orville G. Kolterman, M.D.	62,561	1,539,708	407,036	131,792	12,651,335	2,810,791
Joann L. Data, M.D., Ph.D. (2)	33,502	913,162	170,941	—	4,326,147	—

(1)                                  The value of an unexercised in-the-money option as of December 31, 2005 is equal to the excess of the closing price of our common stock for that day as reported on the Nasdaq ($39.92) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

(2)                                  Dr. Data retired effective December 31, 2005.

Director Compensation

Each non-employee director receives an annual retainer of $30,000, plus $20,000 per year for serving as the chair of the Audit Committee, $10,000 per year for serving as the chair of other committees, and $5,000 per year for serving as Audit Committee members other than the chair. Our directors have the option to elect, on an annual basis, to defer all or a portion of their cash compensation as directors pursuant to our Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded plan designed for the purpose of providing deferred compensation to a select group of our directors and highly compensated executives. Our directors’ deferred fees are credited to a deferred stock account in the form of phantom shares of our common stock, based on the market price of the stock at the time the fees otherwise would have been paid to the director. The deferred stock accounts are valued according to fluctuations in the market value of our common stock. When a participant ceases serving as a director or upon reaching a pre-selected age, the participant will be entitled to receive the value of his or her account in the form of our common stock in a single, lump-sum payment. Participants receiving distributions will be taxed at ordinary income tax rates in the year of distribution. All non-employee directors chose to defer all of their cash compensation for 2005, representing a total of $268,750, through the Deferred Compensation Plan.

In addition to their cash compensation, each non-employee directors receives automatic grants of options to purchase our common stock pursuant to our 2003 Non-Employee Directors’ Plan. The options have an exercise price equal to the fair market value of our common stock on the date of the grant. These automatic option grants consist of options to purchase 20,000 shares when initially elected to the Board and options to purchase 12,000 shares upon being re-elected as directors at an annual stockholder meeting. Options granted upon initial election to the Board vest, so long as those directors’ service with Amylin continues, over a period of four years with one-quarter of each option vesting on the one year anniversary of the date of grant and the remainder vesting in equal daily increments over a three-year period. Options automatically granted to non-employee directors upon re-election at an annual stockholder-meeting vest, so long as those directors’ service with Amylin or its affiliates continues, in equal monthly installments over the course of the following 12 months.

During 2005, we granted options for 12,000 shares each to the seven non-employee directors elected at our 2005 Annual Meeting of Stockholders, at an exercise price per share of $16.23, and granted an option for 20,000 shares to each of Ms. Eastham and Dr. Gavin at an exercise price per share of $30.15 and $39.00, respectively.

Mr. Cook, who served as our Chief Executive Officer from 1998 until September 1, 2003 and continues to serve as our Chairman of the Board, does not receive cash compensation or stock option grants for his service as a director. He continues to serve as our employee and receives an annual salary of $50,000. From 1994 to 1998, Mr. Cook served as a consultant to Amylin. In connection with this consulting arrangement, in January 1995 we entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit will be determined based on the closing price of a share of our common stock on The Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.

We also reimburse our directors for their expenses incurred in connection with attendance at Board meetings.

In addition to the compensation discussed above, Dr. Jay Skyler received compensation during 2005 pursuant to a previous consulting arrangement with us. Additional information regarding this consulting arrangement can be found below under the caption “Certain Transactions.”

Employment, Severance and Change of Control Agreements

Ginger Graham became our President and Chief Executive Officer on September 1, 2003, and has served as a director since November 1995. Her employment agreement provides for an annual salary, subject to adjustment, of $500,000 and she is eligible to participate, with other full-time employees, in our cash bonus program. Her employment is “at-will,” and her employment agreement can be terminated by Amylin at anytime. Her employment agreement does not provide for any change in control or severance benefits, other than those provided to all of our officers as described below. In addition, when she became our President and Chief Executive Officer, Ms. Graham received a stock option grant to purchase 500,000 shares of our common stock at an exercise price of $23.00 per share, the fair market value of our common stock on the date the option was granted. The option vests in the following manner: (i) 350,000 shares vest over four years, with 25%, or 87,500, of these shares vesting on September 1, 2004, and the remaining 262,500 shares vest thereafter on a monthly basis over a three year period; (ii) 50,000 shares vested upon the commercial launch of SYMLIN® (pramlintide acetate) Injection; (iii) 50,000 shares vested upon United States Food and Drug Administration, or FDA, acceptance of a New Drug Application for our drug product, BYETTA® (exenatide) Injection; and (iv) 50,000 shares vested upon commercial launch of BYETTA. In addition, under the terms of her employment agreement, we reimburse Ms. Graham or pay for certain living and travel expenses and tax gross-up payments related to these living expenses. Effective March 6, 2006, Ms. Graham’s annual salary was set at $565,000.

In February 2001, we adopted our Change in Control Employee Severance Benefit Plan, or the Change in Control Plan. The Change in Control Plan provides designated employees of Amylin or certain affiliates, if any, who hold the position of vice president, or any position senior to vice president, with certain benefits in the event such employee ceases employment with Amylin without cause or under certain specified circumstances and within 90 days prior to, or within 13 months following specified change of control transactions. An eligible employee will receive continuation of salary for 18 months (24 months in the case of the president, chief executive officer or chief operating officer) in normal regular monthly installments and any bonus such employee would otherwise have received under our annual cash bonus plan then in effect, subject to an employee only being entitled to these benefits if he or she does not have a separate individual agreement with us regarding change of control or severance benefits (other than any agreement regarding equity incentive plans or arrangements, which are not superseded by the Change in Control Plan). As of the date hereof, none of our named executive officers had separate agreements with us regarding change of control or severance benefits that supersede the Change in Control Plan.

In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions. The Incentive Plan provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations (each, a “corporate transaction”), any surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions. Pursuant to these provisions, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer ceases employment with us without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the Incentive Plan shall accelerate in full or any reacquisition or repurchase right of us acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation and Human Resources Committee consists of Messrs. Vaughn D. Bryson, Terrance H. Gregg and James N. Wilson. No member of the Compensation and Human Resources Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or served during 2005 on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table provides information regarding the beneficial ownership of our common stock as of March 15, 2006 by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 111,610,904 shares outstanding on March 15, 2006, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on May 14, 2006, which is 60 days after March 15, 2006. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Beneficial Owner (1)	Number of Shares	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 15, 2006	Percent of Total
Eastbourne Capital Management, L.L.C. (2)
1101 Fifth Avenue, Suite 160
San Rafael, CA 94901	15,928,577	—	14.27%

Wellington Management Company, LLP (2)
75 State Street
Boston, MA 02109	11,786,543	—	10.56

Marsico Capital Management, LLC (2)
1200 17th Street, Suite 1600
Denver, CO 80202	10,375,831	—	9.30

FMR Corp. (2)
82 Devonshire Street
Boston, MA 02109	8,176,434	—	7.33

Paperboy Ventures, LLC
1875 K Street NW, #650
Washington, DC 20006	8,000,000	—	7.17

Alain D. Baron, M.D.	373,543	363,550	*
Daniel M. Bradbury (3)	569,372	517,320	*
Vaughn D. Bryson (4)	173,013	24,000	*
Joseph C. Cook, Jr. (5)	2,227,827	1,099,203	1.98
Joann L. Data, M.D., Ph.D. (6)	115,694	16,981	*
Karin Eastham	20,000	20,000	*
James R. Gavin III, M.D., Ph.D.	20,000	20,000	*
Ginger L. Graham	1,088,627	958,000	*
Howard E. Greene, Jr. (7)	1,963,259	67,000	1.76
Terrance H. Gregg (8)	72,000	64,000	*
Orville G. Kolterman, M.D. (9)	640,225	520,495	*
Jay S. Skyler, M.D., MACP (10)	197,625	77,000	*
Joseph P. Sullivan	44,000	44,000	*
Thomas R. Testman	58,000	56,000	*
James N. Wilson (11)	114,500	64,000	*
All executive officers and directors as a group (21 persons) (3)(4)(5)(6)(7)(8)(9)(10)(11)	8,811,241	4,959,790	7.56

*                                         Less than one percent.

(1)                                  Except as otherwise noted above, the address for each person or entity listed in the table is c/o Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.

(2)                                  Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2005.

(3)                                  Includes 38,746 shares held by the Bradbury Family Trust #3, of which trust Mr. Bradbury serves as a co-trustee, and shares voting and dispositive power. Does not include 4,473 shares held by the Bradbury Gift Trust, of which Mr. Bradbury’s minor children are beneficiaries.

(4)                                  Includes 128,299 shares held by the Vaughn D. Bryson Irrevocable Trust, U-A 1/14/99, of which Mr. Bryson is the sole beneficiary and 20,714 shares held by the Vaughn D. Bryson 2001 Grantor Trust dated 6/28/2001 of which Mr. Bryson is the sole beneficiary.

(5)                                  Includes 108,559 shares owned by Farview Management, L.P., as to which Mr. Cook shares voting and dispositive power with his wife.

(6)                                  Dr. Data retired effective December 31, 2005.

(7)                                  Includes 66,969 shares held by The Greene Children’s Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his spouse, and 1,829,290 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his spouse.

(8)                                  Includes 8,000 shares held by The Gregg Family Trust, of which Mr. Gregg is a trustee.

(9)                                  Includes 4,050 shares owned by Dr. Kolterman’s children, 4,473 shares held by the Bradbury Gift Trust, of which trust Dr. Kolterman serves as a trustee and holds voting and dispositive power and 10,516 shares beneficially owned by Dr. Kolterman’s spouse.

(10)                            Includes 93,000 shares held by The Jay S. Skyler Irrevocable Trust, of which Dr. Skyler is a trustee, 6,675 shares held by Mercedes Bach, Dr. Skyler’s spouse 950 shares held in a trust for which Dr. Skyler is the trustee, and 20,000 shares held by the Jennifer Skyler Living Trust of which Dr. Skyler is a co-trustee.

(11)                            Includes 39,000 shares held by the James & Pamela Wilson Trust, of which Mr. Wilson may act as sole trustee and with respect to which he holds voting and dispositive power, 7,500 shares held by the James & Pamela Wilson Family Partnership, of which Mr. Wilson may act as general partner and with respect to which he holds voting and dispositive power, 2,000 shares held by the Scott West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power, and 2,000 shares held by the Taylor West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power.

Equity Compensation Plan Information

The following table sets forth information regarding all of our equity compensation plans as of December 31, 2005 (in thousands, except for per share amounts):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans, (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	15,736	$17.47	4,614
Equity compensation plans not approved by securityholders	9	6.58	—
Total	15,745	17.47	4,614

The following equity compensation plans were in effect as of December 31, 2005 and were each adopted with the approval of our stockholders:  the 1991 Option Plan, the 2001 Equity Incentive Plan, the 2001 Employee Stock Purchase Plan, the 1994 Non-Employee Directors’ Stock Option Plan, the 2003 Non-Employee Directors’ Stock Option Plan and the Non-Employee Directors’ Deferred Compensation Plan.

Our stockholders were not asked to, and therefore did not, approve the individual compensation arrangement entered into in January 1995 with Joseph C. Cook, Jr., who served as our Chairman and Chief Executive Officer from 1998 to 2003, and continues to serve as an employee and as our Chairman. From 1994 to 1998, Mr. Cook served as a consultant to us under various consulting agreements pursuant to which he received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with us entered into in January 1995, we also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, each representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of our Company, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit is to be determined based on the closing price per share of our common stock on The Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of our company.

Item 13. Certain Relationships and Related Transactions

Dr. Jay S. Skyler, one of our directors, had a consulting arrangement with us pursuant to which he was granted five stock options to purchase an aggregate of up to 40,000 shares of our common stock. Two of the five options were each for 5,000 shares of our common stock, and the remaining three options were each for 10,000 shares of our common stock. The options have exercise prices per share of $0.938 and $1.344 for the two options for 5,000 shares of our common stock, and $1.031, $9.41 and $11.5625, respectively, for the three options for 10,000 shares of our common stock. The exercise prices of the options are equal to the fair market value of our common stock on the respective dates of grant. The three options for 10,000 shares of our common stock vest according to a schedule based on the amount of services provided by Dr. Skyler under the consulting arrangement. As of December 31, 2005 the option for 10,000 shares of our common stock at an exercise price of $1.031 per share and each of the two options for 5,000 shares of our common stock were fully vested and had been fully exercised, the option for 10,000 shares of our common stock at an exercise price of $11.5625 was fully vested and had not been exercised, and the remaining option for 10,000 shares at an exercise price of $9.40 had vested with respect to 8,858 shares and had not been exercised. In the first quarter of 2006, the remaining option fully vested. Effective March 21, 2006, Dr. Skyler no longer provides consulting services to us.

The spouse of Dr. Orville Kolterman is employed at Amylin in a non-officer position. Her salary and bonus in 2005 totaled approximately $120,853, and are commensurate with the compensation of other Amylin employees in similar positions.

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify other employees and other agents, to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and certain officers. These agreements require us to indemnify each director and officer for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action arising out of the person’s services as a director or officer of us. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 14. Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004.  All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees (1)	$690,441	$483,028
Audit-related Fees (2)	0	25,583
Tax Fees (3)	44,417	85,602
All Other Fees	0	0
Total Fees	$762,578	$594,213

(1)                                  Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC and consultations on the implementation of new accounting pronouncements.

(2)                                  Represents fees for the audit of our 401(k) plan. No such services were provided in 2005.

(3)                                  Represents fees for preparation of federal and state income tax returns and related schedules and calculations, as well as general consultation regarding international, federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee will pre-approve all audit and permissible non-audit services to be provided to us by our independent auditors.  The Audit Committee pre-approved all audit or non-audit services provided by our independent auditors during 2005.